UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2017

 CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	_____ _____________
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 North Rear Road, Lakeshore, Ontario, Canada N0R lK0

(Address of principal executive offices)

Registrant's telephone number, including area code

226-344-0660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "CEN" or the "Registrant" refer to CEN Biotech, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2017, CEN Biotech, Inc. entered into a forward triangular merger agreement with Eastern Starr Biotech, Inc., the wholly owned subsidiary of Incumaker, Inc. Pursuant to the mandates and requirements of IRS Code Section 3681, Eastern Starr Biotech, Inc. was created specifically for the purpose of acquiring CEN Biotech, Inc. (See IRS Code Section 368(a)(2)(D) “Forward Triangular Merger”). Pursuant to Section 368, an acquisition by a subsidiary in exchange for stock of its parent will meet the requirements of this provision if: (a) “substantially all” of the properties of the transferor are acquired by the subsidiary; (b) the transferor is merged into the subsidiary pursuant to state law; (c) the merger would have qualified under section 368(a)(1)(A) had the transferor merged directly into the parent corporation; and (d) no stock of the subsidiary is used in the transaction.

Pursuant to the requirements of Section 368, Incumaker, Inc., as the parent corporation of Eastern Starr Biotech, Inc., shall provide the stock consideration on behalf of Eastern Starr Biotech, Inc. Incumaker, Inc. is a publicly traded company trading on the OTC markets. Eastern Starr will continue CEN’s business purpose seeking to expand it further into the global market. As consideration for Eastern Starr Biotech’s acquisition of CEN, Incumaker, Inc. shall transfer 100,000,000 shares of its voting common stock, which will be disbursed amongst CEN shareholders on a proportionate basis once the stock has been registered, or an exemption to registration found. Eastern Starr Biotech, Inc. will acquire all of the assets (and liabilities) of CEN, including the patents of Tesla Digital, and all of CEN’s stock which shall be retired. Although the Parties have entered into a definitive merger agreement, the agreement is subject to customary closing conditions and requirements, such as completion of remaining due diligence, obtaining any necessary regulatory approvals, and preparation for delivery of consideration by both parties. Pursuant to the provisions of Rule 145 concerning public disclosures, Parties will provide additional information to the public regarding the status of the transaction as it moves closer to closing.

1 section 368(a)(2)(D) provides that:

[t]he acquisition by one corporation, in exchange for stock of a corporation (referred to in this subparagraph as “controlling corporation”) which is in control of the acquiring corporation, of substantially all of the properties of another corporation shall not disqualify a transaction under paragraph (1)(A) . . . if – (i) no stock of the acquiring corporation is used in the transaction… .

Item 7.01 Regulation FD Disclosure.

On April 12, 2017, Incumaker Inc. issued a press release announcing the Company entered into a forward triangular merger agreement with Eastern Starr Biotech, Inc., the wholly owned subsidiary of Incumaker, Inc. ., a copy of which is attached as Exhibit 99.__.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated April 12, 2017 Incumaker announces acquisition of CEN Biotech, Inc. by subsidiary, Eastern Starr Biotech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2017

CEN Biotech, Inc.

(Registrant)

/s/ Bill Chaaban

BILL CHAABAN

Chief Executive Officer

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